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                                     EXHIBIT 23.2



            CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 33-58027, 33-67858, 33-30939, 33-44211,
33-81984, 333-37063, 333-20447, 333-56103 and 333-65291) and on Form S-3 (File
Number 333-16309) of Phoenix Technologies Ltd. of our report dated January 29, 1998, relating to the consolidated financial statements of Award Software International, Inc. for the two-year period ended December 31, 1997, which appears on page 29 of this Form 10-K.



                               /s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
December 8, 1998